UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 27, 2014

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PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

(Exact name of registrant specified in its charter)

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Maryland	000-54691	27-1106076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

11501 Northlake Drive

Cincinnati, Ohio 45249

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (513) 554-1110

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Phillips Edison – ARC Shopping Center REIT Inc. (the “Company,” “we,” “our,” or “us”) is filing this Current Report on Form 8-K to present updated pro forma financial information to be incorporated by reference into the Company’s Registration Statement on Form S-3 (File No. 333-164313) for the sale of shares of the Company’s common stock pursuant to its dividend reinvestment plan (the “Registration Statement”).  The following information provides, on a pro forma basis, selected financial information for the Company for the nine months ended September 30, 2013 as if those significant property acquisitions made in 2013 for which the Company previously provided pro forma financial information, consisting of The Shops at Westridge, Mableton Crossing, Hamilton Ridge, Grassland Crossing, Fairview Oaks, Butler Creek, Macland Pointe, Fairlawn Town Centre, Kleinwood Center, Murray Landing and Vineyard Center, had been made on January 1, 2012.  The pro forma financial information previously provided by the Company for the above-mentioned properties was included in the Company’s Current Reports on Form 8-K/A filed with the Securities and Exchange Commission on April 3, 2013 and May 8, 2013.

Phillips Edison – ARC Shopping Center REIT Inc.
Pro Forma Condensed Consolidated Statement of Operations (Unaudited)
For the Nine Months Ended September 30, 2013
(in thousands, except per share amounts)

	Nine Months Ended			Pro Forma
	September 30, 2013	Pro Forma		Nine Months Ended
	as Reported	Adjustments		September 30, 2013
	(a)
Revenues:
Rental income	$35,768	$1,269	(b)	$37,037
Tenant recovery income	10,637	310	(c)	10,947
Other property income	140	9	(c)	149
Total revenues	46,545	1,588		48,133

Expenses:
Property operating	7,223	315	(c)	7,538
Real estate taxes	6,641	140	(c)	6,781
General and administrative	2,424	181	(c)	2,605
Acquisition expenses	9,633	(2,401)	(d)	7,232
Depreciation and amortization	19,879	418	(e)	20,297
Total expenses	45,800	(1,347)		44,453

Operating income	745	2,935		3,680

Interest expense, net	(6,594)	(350)	(f)	(6,944)
Other expense	(45)	-		(45)

Net (loss) income	(5,894)	2,585		(3,309)
Net loss attributable to noncontrolling interests	(355)	-		(355)
Net (loss) income attributable to Company shareholders	$(6,249)	$2,585		$(3,664)

Per share information – basic and diluted:
Basic and diluted loss per share	$(0.14)			$(0.08)
Weighted-average basic and diluted common shares
outstanding	45,207,554			45,331,866 (g)

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Information.

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

for the Nine Months Ended September 30, 2013

a.       Reflects the Company’s historical operations as previously presented on the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2013.

b.       Reflects the sum of the pro forma straight-line amortization of above- and below-market leases over the average remaining terms of the leases and the adjustment to reflect straight-line rental revenues of the significant property acquisitions as if the Company had acquired the properties on January 1, 2012. The average remaining lease terms range from 3.3 years to 10.2 years for the significant properties acquired during 2013.

c.        Reflects pro forma adjustments related to the operations of the significant property acquisitions made during 2013, as if they were acquired on January 1, 2012.

d.       Reflects the adjustment to remove the acquisition expenses for the significant property acquisitions made during 2013 as reported on the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2013.

e.        Reflects the depreciation and amortization of the significant property acquisitions made in 2013 using the straight-line method over the estimated useful life of 30 years for buildings, 15 years for land improvements, and average remaining terms of the leases for tenant improvements and in-place leases.

f.        Reflects the sum of the pro forma straight-line amortization of loan closing costs, deferred loan fees and the difference between the fair value of the assumed debt and the outstanding principal balance as of the assumption date over the remaining average remaining lives of the loans assumed as if the Company had acquired the significant properties on January 1, 2012. Also, reflects the approximate amount of interest expense which would have been incurred for the debt assumed or loan draws made for the significant property acquisitions made in 2013, as if they were acquired on January 1, 2012.

g.        Reflects the weighted average shares that would be outstanding if the significant property acquisitions made during 2013 were acquired on January 1, 2012, based on offering proceeds received as of February 10, 2013, which is the date at which sufficient cash was raised for the acquisition of the properties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

Dated: February 27, 2014	By:	/s/ R. Mark Addy_____________________
R. Mark Addy
Co-President and Chief Operating Officer